FINANCIAL PUBLIC & INVESTOR RELATIONS AGREEMENT

THIS FINANCIAL PUBLIC & INVESTOR RELATIONS AGREEMENT (the "Agreement") is made effective this 3rd day of October, 2005 (the "Effective Date") by and between Strategic Growth International, Inc., a Delaware corporation whose principal offices are located at 150 East 52nd Street, 22nd Floor , New York, NY 10022 (hereinafter referred to as the "Consultant" or "SGI")) and Janel World Trade, Ltd., a Nevada corporation whose principal offices are located at 150-14 132nd Avenue, Jamaica, NY 11434 (hereinafter referred to as the "Client" or the "Company").

                                    RECITALS

      A. WHEREAS Consultant is experienced in providing financial public relations and investor relations services to micro-cap public companies and has developed relationships with retail stock brokers, individual investors, institutional investors, investment bankers, which will assist the Client in enhancing the market recognition of the underlying fundamental value of the Client's publicly traded shares and raising debt and/or equity capital.

      B. WHEREAS Client wishes to engage the financial public and investor relations advisory services of Consultant specifically to advise, assist, consult and provide the services discussed in Sections A. thru D.

      C. Consultant agrees to be retained for the foregoing purposes, subject to the terms and conditions provided in this Agreement.


                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Client and Consultant agree as follows:

[1] Scope of Representation. Client grants Consultant permission to provide Client with the investor relations services on a non-exclusive basis described in Sections [2]a. through [2]d. below.

[2] Engagement and Services of SGI. Strategic Growth International, Inc. will develop a comprehensive financial relations strategic plan with the following goals, all of which are designed to achieve increased and sustained share value:

      a. Implement a comprehensive and aggressive investor relations program with the main purpose of introducing the Company to institutional investors, money managers, and high net worth brokers both in the U.S. and Europe.

      b. Obtain invitations to and coordinate participation in financial industry conferences.

      c. Assist  with  day-to-day  investor  communications  (i.e.  shareholders
      calls,  scheduling   appointments,   sending  introductory  and  follow-up
      materials).

      d. Provide professional staff services as may be reasonably required to help the Company carry out its programs and objectives as outlined below:

            (i). Develop a coordinated package of financial public relations materials, including PowerPoint, fact sheet, press releases, corporate package, etc., that is acceptable to the Company. SGI will also prepare the initial draft M,D&A material for the Company's Form 10-Q and 10-K reports and review the final draft before filing, and review and advise on features and functionality of the website in this regard.

            (ii). Immediately introduce the Company to financial intermediaries with the goal of fulfilling the Company's financial needs.

            (iii).  Increase  liquidity in the Company's  stock with the goal of
            attaining  new  market  makers  and   introducing   the  Company  to
            professionals in the investment community.

            (iv). Develop institutional ownership in the Company's stock.

            (v). Assist in obtaining research from reputable institutional sales boutiques and small cap research analysts.

            (vi). Create financial media opportunities for the Company as appropriate.

            (vii).  Obtain  invitations  to  and  coordinate   participation  in
            financial industry conferences.

            (viii). Coordinate all day-to-day investor relation's activities - press releases, dissemination of information, earnings conference calls, etc.

            (ix). Assist in creating opportunities for European buying in the Company's stock.

A. In conducting the foregoing efforts, Consultant will rely on the Client to provide all necessary information regarding the Client and its business. The Client will furnish Consultant with all relevant publicly available material and information regarding the business and financial condition of Client that will be accurate and complete in all material respects at the time furnished and will represent their best estimates of future performance in the context of all applicable U.S. Federal and State securities laws and the Securities Exchange Act of 1934, as amended (hereinafter the "Act"), with specific reference to required material disclosures and standard disclaimers regarding estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to Consultant by the Client. Any advice rendered by Consultant pursuant to this Agreement may not be disclosed publicly in any manner without Consultant's prior written approval and will be treated by Client and Consultant as confidential. Under no circumstances shall Consultant be required to provide any services pursuant to this Agreement that would require registration or other filings by Consultant under any United States federal or state securities laws.

B. In the event the Client provides any non-public information to the Consultant, in connection with this Agreement or otherwise, the Consultant agrees to maintain such information in confidence in compliance with Regulation FD.

[3] Consultant's Expenses. Throughout the term of this Agreement, the Consultant shall provide the types of services set forth in Sections A through E and
Section 2. Consultant shall perform such services at and from its principal place of business. Consultant shall be entitled to reimbursement by the Company for ordinary and reasonable expenses incurred during the performance of this Agreement, provided the Consultant obtains Client's prior written authorization to incur such expenses.

[4] Independent Contractor: No Power to Bind. Consultant is not an employee of the Client for any purpose whatsoever, but is an independent contractor. The
Client is interested only in the results obtained by the Consultant, and Consultant shall have, subject to the terms of this Agreement, sole control of the manner and means of performing under this Agreement. Consultant does not have the right or authority to create a contract or obligation either express or implied, on behalf of, in the name of or binding upon the Client or to pledge the Client's credit, or to extend credit in the Client's name unless otherwise agreed in writing. Consultant shall have no right or authority to commit Client in any manner without the prior written consent of the Client.

[5] Compensation. Client hereby covenants and agrees to pay Consultant the following compensation:

      [a] The Company will pay SGI a monthly retainer fee of $6,000 (six thousand dollars) per month for the term of this agreement. The first month will be paid immediately upon execution of this Agreement. The monthly retainer shall commence on October 3, 2005 for 12 months, unless the Agreement is terminated by Client as discussed in Section [6].

      [b] The Company will pay SGI(1) two hundred thousand (200,000) newly issued restricted common shares (the "Shares") after the execution of this Agreement and the Janel Subscription Agreement for such Shares, and warrants to purchase four hundred thousand (400,000) restricted shares at the market price on the day of issuance for a term of five (5) years, which will be exercisable commencing February 1, 2007. All of the Shares will be subject to the lock up agreement attached to this Agreement as "Schedule A", and will have piggy-back registration rights for one year (as provided in Schedule B, "Registration Rights Provisions," annexed hereto) and can be transferred in whole or part to one or more officers of SGI. The Company shall instruct its transfer agent to issue the necessary stock certificates, and shall instruct its counsel to issue the necessary written opinion of counsel for the Company confirming that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all common shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the Company's board of directors shall have duly authorized the issuance, and any transfer of them to Consultant.

      [c] The Company shall review the performance of the Consultant under this agreement on May 1, 2006. If the Company's review concludes that Consultant's performance is not satisfactory to the Company, the Company may cancel one hundred thousand (100,000) of the Shares, and shall send notice to the Consultant of the results of its review.

[6] Term. The term of this Agreement shall be from the Effective Date (October 3, 2005) of the execution of this Agreement through October 2, 2006. This Agreement and Consultant's engagement hereunder may be terminated by either party, without cause after 119 days with 10 days prior notice in writing. This Agreement can be terminated at any time by Client if Consultant is guilty of gross negligence, willful misconduct and/or malfeasance, upon 30 days prior written notice thereof to the other party, provided however, that: a) any termination of Consultant's engagement hereunder shall not effect the Company's obligation to pay the full fees provided for and referred to in paragraph 5[b] hereof at the times and amounts specified therein for a minimum one year (12 months), and; b) any termination of Consultant's engagement hereunder shall not affect the Company's obligation to reimburse Consultant for expenses incurred in the performance of its engagement prior to such termination.

[7] Warranties and Representations. Consultant's services are provided on a best effort basis and are based on Consultant's personal experience and expertise. There are no guarantees, warranties and representations of any kind that Consultant's advice or services will produce any specific results for the benefit of the Client. Actual results may substantially and materially differ from those suggested by Consultant. Consultant represents and warrants to the Client that:

__________________
(1) The Company will actually issue 180,000 of the Shares to SGI, 18,000 of the Shares to Karl Birkenfeld, as a referral fee, and 2,000 shares to Westcap Securities, Inc.

      (a) Consultant is under no contractual restriction or other restrictions or obligations that are inconsistent with this Agreement, the performance of its duties and the covenants hereunder,

      (b) Consultant's management is under no physical or mental disability that would interfere with its keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder;

      (c) Consultant is familiar with all federal and state securities laws applicable to the performance of its services as contemplated in this Agreement, including Sections 17(b) of the Securities Act of 1933, as amended (the "Securities Act"), Sections 9 and 10(b) of the Exchange Act and Regulation FD;

      (d)  Consultant  will  comply  with  all  applicable   federal  and  state
      securities  laws in the  performance of the services under this Agreement;
      and

      (e) The Client acknowledges that the Consultant is in the will provide financial public relations and investor relations services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Consultant in providing the aforesaid services to others, or rendering such advice to others.

[8] Notice. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery, upon the next business day immediately following the day sent if sent by overnight express carrier, or upon the third business day following the day if sent by fax and separately by postage prepaid by certified or registered mail, return receipt requested, to the following addresses (or such other address as shall be specified in any notice given):

In case of Consultant:              Strategic Growth International, Inc.
                                    Attn: Mr. Richard Cooper, Chairman
                                    150 East 52nd Street - 22nd Floor
                                    New York, NY 10022
                                    Fax :  212 838-1511

In case of Client:                  Janel World Trade, Ltd.
                                    Attn: Mr.  James N. Jannello, Chairman & CEO
                                    150-14 132nd Avenue
                                    Jamaica, NY 11434
                                    Fax:  718 527-1689

[9] Hold Harmless; Indemnification. Client and Consultant agree to hold each other harmless and indemnify each other from and against any liability, loss, cost, expenses or damages, including attorney's fees, howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act, misrepresentation or omission except for gross negligence, willful misconduct or malfeasance of, or breach of any representation, warranty or covenant.

[10] Applicable Law. This Agreement shall be construed as whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of New York.

[11] Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions or warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto. This Agreement, when executed shall supersede and render null and void any and all preceding oral or written understandings and agreements.

[12] Conflict of Interest. Consultant represents that it is not presently aware of any conflicts of interest. The parties, however, acknowledge that, in the course of Consultant's services during the term thereof, Consultant may now or in the future have certain potential or actual conflicts of interest. In the event Client and/or Consultant become aware of a potential or actual conflict of interest, the parties agree to, in good faith, utilize their best efforts to resolve such conflict of interest, waive such conflict of interest ( which shall only be effective if contained in a written instrument executed by both parties) or, in the event the conflict of interest cannot be resolved to the mutual satisfaction of the parties or waived, then the party complaining of such conflict of interest or who may be harmed by such conflict of interest shall have a right to terminate this contract . Nothing in this Agreement shall be construed to prohibit or interfere with the Company retaining any investment banker or corporate financial advisor it chooses at its sole discretion at any time.

[13] Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

[14] Assignment. Except as otherwise provided herein, the rights and benefits of the parties contained in this Agreement shall inure to the benefit of and be binding upon the successors, assigns, administrators, and personal representatives of the parties hereto. Consultant's duties under this Agreement can be delegated to third parties who agree to act in accordance with the terms and conditions of this Agreement.

[15] Compliance with Law. During the term, the Consultants shall comply with all laws and regulations applicable to the Consultants in the conduct of its business and performance of its obligations hereunder. The Agreement is subject to the jurisdiction of and laws of the State of New York.

[16] No Oral Change: Waiver. This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the party against whom enforcement of any waiver is sought.

[17] Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof, or any other provision or provisions hereof, or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

[18] Interpretation. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed, accepted and executed this Agreement on March 10, 2005:


         JANEL WORLD TRADE, LTD.


By: /s/James N. Jannello
    ------------------------------------
       James N. Jannello, Chairman & CEO

         STRATEGIC GROWTH INTERNATIONAL, INC.


By: /s/Richard Cooper
    ---------------------------
       Richard Cooper, Chairman

                                   SCHEDULE A

                                                                  March 10, 2006

Janel World Trade, Ltd.
150-14 132nd Avenue
Jamaica, NY 11434

       Re: Lock-Up Agreement for Shares of the $.001 Par Value Common Stock of
           -------------------------------------------------------------------
           Janel World Trade, Ltd. Being Issued Pursuant to the
           -----------------------------------------------------
           Agreement with Strategic Growth International, Inc.
           ---------------------------------------------------

Gentlemen:

      Pursuant to, and in consideration for, the Financial Public & Investor Relations Agreement dated as of October 3, 2005 (the "Agreement") by and between Janel World Trade, Ltd. ("Janel"), a Nevada corporation with its principal place of business at 150-14 132nd Avenue, Jamaica, NY 11434, Jamaica, NY, Strategic Growth International, Inc. ("SGI"), a Delaware corporation with its principal place of business at 150 East 52nd Street, NY 10022, SGI hereby agrees that for a period from this date to February 1, 2007 (the "Lock-Up Period"), SGI will not, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of (either pursuant to Rule 144 of the rules and regulations issued under the Securities Act of 1933, or otherwise) any interest in the Shares of the $.001 par value common stock of Janel as defined in Section [5][b] of the Agreement which the undersigned owns of record or beneficially.

      Notwithstanding the provisions of this Lock-Up Agreement, the undersigned shall have the right to transfer Shares to Karl Birkenfeld, Westcap Securities, Inc., family trusts and registered charities, provided that those transferred Shares (the "Transferred Shares") remain subject to restrictions described herein from further sale, transfer or hypothecation until the expiration of the Lock-Up Period.

      In order to enable effective enforcement the provisions of this Lock-Up Agreement, the undersigned hereby consents to the placing of appropriate restrictive legends and stop-transfer instructions with the transfer agent of Janel's securities with respect to the Shares subject to this Lock-Up Agreement.

      This Lock-Up Agreement shall be governed by, construed and enforced in accordance with the terms and provisions of the Agreement, and the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

                                     Strategic Growth International, Inc.


                                     By /s/ Richard Cooper
                                           ----------------------------
                                          Richard E. Cooper, Chairman and
                                          Chief Executive Officer

51075.doc;1
                                   SCHEDULE B

                         REGISTRATION RIGHTS PROVISIONS

      1.    Definitions. The following terms have the following meanings:

            (a) "Act" means the Securities Act of 1933, "Exchange Act" means the Securities Exchange Act of 1934, and the respective rules and regulations promulgated under the Act and the Exchange Act.

            (b) "Commission" means the United States Securities and Exchange Commission.

            (c) "Registrable Securities" means the Shares of Janel World Trade, Ltd. (the "Company") $.001 par value common stock owned by the "Holder," as set forth in the Janel subscription agreement of the Holder, to which these provisions are attached.

            (d) "Registration," "register" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

      Piggyback Registration. At any time prior to (date to come), the Company shall advise Holder by written notice at least ten (10) days prior to the filing of any registration statement under the Act by the Company (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from Holder as described below include in any such registration statement (the "Initial Registration") such information as may be required to permit a public offering of the Registrable Securities desired to be registered by Holder. If Holder desires to have Registrable Securities included in such registration statement, the Holder must so advise the Company in writing within ten (10) days after the date of receipt of the Company's notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Company that the inclusion in the offering of securities proposed to be sold by Holder would adversely affect the ability of the Company to complete the offering, then the Company shall have the right to reduce the number of Shares for which Holder is seeking Registration on a pro rata basis with all other selling shareholders seeking Registration in any such registration statement. The Company shall use its best efforts to cause such registration statement to be filed and to become effective and, for a period of six (6) consecutive months from the date such registration statement is declared effective by the Commission and to keep current the prospectus included in such registration statement, either through the filing of periodic reports under the Exchange Act, or by filing post-effective amendments to the registration statement, so as to permit the public sale of the Shares. Prior to executing any sales of the Shares, Holder will confirm with the Company that the Prospectus included in the Initial Registration is up-to-date and that such Shares may be lawfully sold.

      2. Information to be Furnished by Holder. Holder shall furnish to the Company in writing all information within its possession or knowledge required by the applicable rules and regulations of the Commission and by any applicable state securities or Blue Sky Laws concerning Holder, the proposed method of sale or other disposition of the shares of Common Stock being sold by Holder in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such offering.

      3. Costs and Expenses. The Company shall pay all costs and expenses in connection with the Registration; provided, however, that Holder shall bear the fees and expenses of their own counsel and accountants and any selling expenses relating to Registrable Shares registered on behalf of Holder in connection with such offering, including without limitation, any transfer taxes, underwriting discounts or commissions.

      5. Notices. All notices and other communications must be in writing and shall be deemed to have been given on the same day when personally delivered or sent by confirmed facsimile transmission or on the next business day when delivered by receipted courier service or on the third business day when mailed with sufficient postage, certified mail, return receipt requested, to the following addresses: (a) if to the Company, to Janel World Trade, Ltd., 150-14 132nd Avenue, Jamaica, NY 11434, tel. (718) 527-3800, Attention James N. Jannello, Executive Vice President; and (b) if to Holder, at the Holder's address in the subscription agreement, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet & Davis, P.C., 767 Third Avenue - 24th Floor, New York, NY 10017, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each person receiving notice may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing.

      7. Governing Law. Registration Rights shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relating to the Registration Rights.


                                     - END -